SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                                AIM SERIES TRUST

A Special Meeting of Shareholders of AIM Series Trust was held on August 17,
2001.

At such meeting, shareholders of AIM Global Trends Fund were asked to:

1. Elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.
2.   Approve a new Investment Advisory Agreement with A I M Advisors, Inc.
3.   Approve changing the fundamental investment restrictions of the Fund.
4.   Approve making the investment objective of the Fund non-fundamental.
5. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                     Withheld/
         Trustees/Matter                         Votes For        Abstentions
         ---------------                         ---------        -----------
(1)       Robert H. Graham........................1,635,110         47,712
         Frank S. Bayley..........................1,635,137         47,685
         Ruth H. Quigley..........................1,633,421         49,401
         Bruce L. Crockett........................1,635,137         47,685
         Owen Daly II.............................1,634,335         48,487
         Albert R. Dowden.........................1,635,137         47,685
         Edward K. Dunn, Jr.......................1,634,427         48,395
         Jack M. Fields...........................1,633,421         49,401
         Carl Frischling..........................1,634,610         48,212
         Prema Mathai-Davis.......................1,632,098         50,724
         Lewis F. Pennock.........................1,635,137         47,685
         Louis S. Sklar...........................1,635,137         47,685

                                                                                                 Votes       Withheld/
         Matter                                                               Votes For          Against    Abstentions
         ------                                                               ---------          -------    -----------
(2)      Approval of a new Investment Advisory Agreement with
         A I M Advisors, Inc....................................................1,578,488         37,892      66,442

(3) (a)  Approval of the Modification to or Addition of the Fundamental
         Restriction on Industry Concentration..................................1,230,633         47,940     404,249*

(3) (b)  Approval of the Modification of the Fundamental Restriction on
         Purchasing or Selling Commodities......................................1,199,656         59,708     423,458*

(3) (c)  Approval of the Modification of the Fundamental Restriction on
         Making Loans...........................................................1,192,371         63,854     426,597*

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*    Includes Broker Non-Votes

                                                                                                 Votes       Withheld/
         Matter                                                               Votes For          Against    Abstentions
         ------                                                               ---------          -------    -----------

(4)      Approval of Making the Investment Objective of the Fund
         Non-Fundamental........................................................1,196,774         80,034     406,014*

(5)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund....................................1,606,106         20,162      56,554

--------
*    Includes Broker Non-Votes